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                                                                   EXHIBIT 99.01

                       [NATIONAL REALTY, L.P. LETTERHEAD]



NEWS RELEASE



      NATIONAL REALTY POSTPONES REORGANIZATION WITH AMERICAN REALTY TRUST


DALLAS, JUNE 22, 2000 -- National Realty, L.P. (AMEX:NLP) Thursday announced, that in light of recent events, the partnership's reorganization and combination with American Realty Trust, Inc. (NYSE:ARB) has been postponed. The combination is no longer expected to close on or about June 30, 2000.

National Realty, L.P. is a Dallas-based real estate investment partnership that operates across the United States. For more information, see the partnership's web site at www.nationalrealty-lp.com.



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Contact: Phyllis Wolper
         (214) 692-4902 (800) 400-6407
         investor.relations@bcminc.com